EXHIBIT 99.3

CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
NTS, INC.

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of NTS, Inc., f/k/a Xfone, Inc. (the “Company”) is appointed by the Board to (i) assist the Board by identifying individuals qualified to become Board members, (ii) recommend to the Board the director nominees for the Company's annual meetings of shareholders and the candidates to fill vacancies in the Board, (iii) recommend to the Board director nominees for each Board committee; (iv) recommend corporate governance principles, codes of conduct and ethics and compliance mechanisms applicable to the Company; and (v) provide oversight in the evaluation of the Board and each Board committee.

Committee Membership

The members of the Committee shall be elected by the Board.

The Committee shall be comprised of at least two (2) voting members satisfying the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and the NYSE MKT LLC (“NYSE MKT”) (or any successor thereto, or the applicable rules of any other exchange or quotation system on which the Company’s shares may be listed from time to time).

If the Committee is comprised of at least three (3) members, then one (1) director who is not independent under the NYSE MKT rules and standards, and is not a current officer or employee of the Company or any of its subsidiaries (or an immediate family member of such person), may be appointed to the Committee, as a voting member, under exceptional and limited circumstances, as determined by the Board in accordance with applicable NYSE MKT rules and standards.

The Company’s Chief Executive Officer (“CEO”) shall serve as a non-voting advisory member of the Committee.

The voting members of the Committee shall have the option of requesting that the CEO leave a meeting of the Committee at any time when the Committee is discussing any aspect of the nominating process. If requested to do so, the CEO shall be required to leave the meeting for such discussion.

The Board shall designate one (1) voting member of the Committee as its Chairman.

Members of the Committee shall serve until their resignation, retirement, removal by the Board or until their successors are appointed.

Meetings

The Committee shall meet at least once a year with authority to convene additional meetings as circumstances require. In the event that circumstances require the Committee to meet, the Committee shall make itself available and shall hold a meeting within two (2) business days of a request by the Board or management.

Members of the Committee may participate in meetings remotely by means of a telephone conference, Internet broadcast or similar communication device, provided that all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. A majority of the voting members of the Committee shall constitute a quorum for the transaction of business and the vote of a majority of the voting members of the Committee participating (including by proxy) at a meeting at which a quorum is present, shall be the act of the Committee.

In addition, any action required or permitted to be taken at a meeting of the Committee, may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the voting members of the Committee.

The Chairman of the Committee shall preside at each meeting. In the event that the Chairman is not present at the meeting, the Committee members present at that meeting shall designate one (1) of its voting members as the acting chair of such meeting.

Reporting

The Secretary of the Company shall keep minutes of the Committee’s proceedings. The minutes of a meeting shall be available for review by the entire Board and shall be filed as permanent records with the Secretary of the Company.

At each meeting of the Board that follows a meeting of the Committee, the Chairman of the Committee shall report to the entire Board on the matters considered at the last meeting(s) of the Committee.

The Committee shall prepare and, through its Chairman, submit annually reports of the Committee’s work and findings to the Board; the Committee shall include recommendations for Board actions when appropriate.

Committee Authority and Responsibilities

1.
The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and shall have authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to seek advice and assistance from internal or external legal, accounting or other advisors and consultants.  The Committee may request any officer or employee of the Company or any outside counsel or consultants to meet with any members of the Committee.

2.	The Committee shall actively seek individuals qualified to become Board members for recommendation to the Board.

3.
The Committee shall recommend to the Board the director nominees for election and/or re-election at annual meetings of stockholders and candidates to fill vacancies in the Board that occur between annual meetings of stockholders. In carrying out this responsibility, the Committee shall:

(a)	Establish qualifications, desired background, and selection criteria for members of the Board in accordance with applicable law and NYSE MKT rules and standards;

(b)
Consider candidate recommendations submitted to the Company by any relevant source, as determined by the Committee, including recommendations submitted by the Company's shareholders in accordance with the Company’s Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which shall be considered by the Committee in the same manner as candidates recommended to the Committee from other relevant sources; and

(c)	Prior to recommending a nominee for election, determine that the election of the nominee as a director would effectively further the Company’s governance policies.

4.
The Committee shall review director candidates nominated by stockholders pursuant to the Policy and Article 2.4 of the Company's Bylaws (“Article 2.4”), solely to determine such nomination’s compliance with the provisions of Article 2.4 and/or compliance with Regulation 14A under the Securities Exchange Act of 1934, as amended;

5.
The Committee shall evaluate from time to time and make recommendations to the entire Board concerning the number and accountability of Board committees, and the composition of the various committees. The Committee shall consider the desired qualifications for membership on each Board committee, the availability of the director to meet the time commitment required for membership on the particular committee and the extent to which there should be a policy of periodic rotation of committee members.

6.
The Committee shall review from time to time any succession planning recommendations for the Company’s senior executive officers, including but not limited to the CEO, and will do so in concert with the Compensation Committee of the Company. The CEO may not be present during succession planning discussions concerning the CEO.

7.
The Committee shall develop, recommend for Board approval, and review on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company.  Such principles may include director qualification standards, director responsibilities, committee responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession and annual performance evaluation of the Board and its committees.

8.
The Committee shall assist the Board in developing criteria for the evaluation of Board and committee performance. If requested by the Board, the Committee shall assist the Board in its evaluation of the performance of the Board and each Board committee. The Committee shall make reports to the Board regarding the foregoing as appropriate. The Committee shall annually review its own performance.

9.
The Committee shall oversee the Company's compliance with legal and regulatory requirements. In doing so, the Committee shall, among others, review, at least annually, the Company’s compliance with the NYSE MKT governance requirements, and report to the Board regarding the same.

10.
The Committee shall, in concert with the Audit Committee of the Company, maintain a publicly available Code of Conduct and Ethics applicable to all directors, officers and employees, which meets the requirements of Item 406 of the SEC’s Regulation S-K, and provide for and promptly review disclosure to the public of any change in, or waiver of, such Code of Conduct and Ethics.

11.	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

12.	The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Guidelines for Selection of Director Nominees for the Board of Directors

To discharge its duties in identifying and evaluating directors for election to the Board and its committees, the Committee shall evaluate the overall composition of the Board as well as the qualifications of each candidate. In its evaluation process, the Committee shall take into account the following guidelines:

1.
Decisions for nominating candidates shall be based on merit, qualifications, performance, competency, and the Company’s business needs and shall comply with the Company’s anti-discrimination policies and federal, state and local laws.

2.	A majority of the entire Board shall be composed of independent directors, as defined by the SEC and the NYSE MKT.

3.
The composition of the entire Board shall be taken into account when evaluating individual directors, including: the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the Company, its stockholders and employees.

4.
Candidates shall be individuals of the highest professional and personal ethics and values and who possess significant experience or skills that will benefit the Company and assist in discharging their duties as directors.

5.	Candidates shall be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or would violate any applicable law or regulation.

6.	Candidates shall be willing and able to devote sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number.

7.	Candidates shall have the desire to represent and evaluate the interests of the Company as a whole.

8.
In conducting this assessment, the Committee shall consider diversity, age, skill, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience, and capability.

9.	Any other criteria as determined by the Committee.

Amendments

Amendments to this Charter shall be made by the Board.

This Charter was originally adopted by the Board on December 30, 2007, amended on January 15, 2009, modified to reflect the Company's name change in February 2012, and then amended January 17, 2013.